Exhibit 10.13
Date:

Headquarters
22 Hanagar Street
Industrial Zone B
Hod-Hasharon, 45420, Israel
Tel: 972 (9) 761 9200
Fax: 972 (9) 744 3626
info@allot.com
www.allot.com
Mr. / Mrs.
<<Family_Name>><<First_Name>>
Re: Allot Communications Ltd. — Options Grant Letter (“Grant Letter”)
It is with pleasure that I hereby notify you that the Board of Directors of Allot Communications Ltd. (the “Company”) has decided to grant you options (the “Options”), which shall enable you to acquire <<              >> Ordinary Shares of the Company NIS 0.01 par value (the “Shares”). The Options are granted as part of the “Allot Communication Ltd. Stock Option Plan (2003)” (the “Plan”), which was approved by the Board of Directors. The Options are granted to you under the capital gain tax route in accordance with the provisions of Section 102 of the Income Tax Ordinance [New Version], 1961 as now in effect or as hereafter amended (“Section 102”).
Any capitalized terms not specifically defined in this letter shall be construed according to the interpretation given to them in the Plan.
You will be entitled to exercise the Options on the following vesting dates (the “Vesting Dates”):
As of <<              >>, 25% of the Options (exercisable to <<              >> Shares); and
As of <<              >> and at the end of every subsequent 3 months – additional 6.25% (exercisable to <<              >> Shares), up to 100% of the amount of the Options listed above.
In any event, no Option shall be exercised later than <<              >> (the “Expiration Date”). Each Option shall be exercisable following the Vesting Dates and subject to the provisions of the Plan, however, no Option shall be exercisable after the Expiration Date.
The Options may be exercised by you in whole, at any time, or in part, from time to time, to the extent that the Options became vested and exercisable, prior to the Expiration Date.
When you decide to exercise your Options and acquire the Shares, kindly submit a notice of exercise (the “Notice of Exercise”) to the Company’s Secretary or any other person appointed by the Company to deal with this matter, who will have you sign all necessary documents. The Notice of Exercise shall specify the number of Shares with respect to which Options are being exercised. You will be requested to pay a sum, in NIS in accordance to the representative rate of exchange of the U.S. Dollar, published by the Bank of Israel and known on the date of the Notice of Exercise, equal to <<Price Per Share>> per each Option exercised.

Headquarters
22 Hanagar Street
Industrial Zone B
Hod-Hasharon, 45420, Israel
Tel: 972 (9) 761 9200
Fax: 972 (9) 744 3626
info@allot.com
www.allot.com
In the event that your employment terminates for any reason, except if the termination is for Cause (as defined in the Plan), you shall only be able to exercise Vested Options that are exercisable on the date of termination of employment, within thirty (30) days from the of termination of your employment. In the event that termination is the result of death or disability, any Vested Options still in force may be exercised for a period of four (4) months from the date of such termination. Options that are not exercised within this time period — shall expire, unless otherwise decided by the Company Board or Board’s Compensation Committee (the “Committee”). Notwithstanding the above, in the event that the Company terminates your employment for Cause, you shall not be entitled to exercise any Options not yet exercised.
The Options, and/or the Shares acquired upon the exercise of Option and/or shares received subsequently following any realization of rights, including without limitation bonus shares, shall be held in trust by a trustee nominated by the Committee and approved in accordance with the provisions of section 102 (the “Trustee”) and held by the Trustee for such period of time as required by Section 102 or any regulations, rules or orders or procedures promulgated thereunder (the “Holding Period”).
You shall not have any voting rights as a shareholder of the Company (in any and all matters whatsoever) in respect of any Shares purchasable upon the exercise of any Options, until you are registered as holder of such Shares in the Company’s register of shareholders upon exercise of the Options.
As the Company’s Shares may be publicly traded in a stock exchange, you may be subject to the rules and regulations of such stock exchange commission. Therefore, you may be required in different occasions not to sell your Shares in the Company for a limited period of time. By receiving the options hereunder you agree to be bound by, and to act in accordance with, the abovementioned requirements. In addition, any transfer of Shares is subject to restrictions set fourth in the company’s articles of association.
The Options as well as the Shares are granted to you personally because of your contribution to the Company. The Options shall not be assignable or transferable except by will or the laws of descent and distribution.
In accordance with the Plan, you (and not the Company nor the Trustee) will bear all the tax consequences which may arise from the Option grant, exercise, payment for Shares or any other event or transaction in connection with the Plan, including tax consequences connected with the sale of Shares. The Company and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules and regulations, including withholding taxes at source.
pg 2 of 4

Headquarters
22 Hanagar Street
Industrial Zone B
Hod-Hasharon, 45420, Israel
Tel: 972 (9) 761 9200
Fax: 972 (9) 744 3626
info@allot.com
www.allot.com
You hereby agree to indemnify the Company and the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalties thereon, including, without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to you.
You will not be entitled to receive from the Company and/or the Trustee any Shares allocated or issued upon the exercise of Options prior to the full payments of the tax liabilities arising from Options which were granted to you and/or Shares issued upon the exercise of Options. For the avoidance of doubt, neither the Company nor the Trustee shall be required to release any share certificate until all payments required to be made by you have been fully satisfied.
The receipt of the Option and the acquisition of the Shares to be issued upon the exercise of the Option may result in tax consequences. YOU ARE ADVISED TO CONSULT A TAX ADVISER WITH RESPECT TO THE TAX CONSEQUENCES OF THE RECEIPT OR THE EXERCISE OF OPTIONS OR THE DISPOSAL OF THE SHARES.
It must be stressed that the explanations included herein regarding the Plan are general only and that, the entire Plan, a copy of which attached as Exhibit A, is binding. Notwithstanding the foregoing, the conditions of this Grant Letter in connection with the Options shall prevail over the provisions of the Plan.
You hereby acknowledge that you are familiar with the provisions of Section 102 and the regulations and rules promulgated thereunder, including, without limitations, the type of Options granted hereunder and the tax implications applicable to such grant. In addition, you accept the provisions of the trust agreement signed between the Company and the Trustee, attached as Exhibit B hereto, and agree to be bound by its terms.
You represent that you are familiar with the terms and provisions of the Plan, and hereby accept this Grant Letter subject to all of the terms and provisions thereof. You further acknowledge that you have reviewed the Plan and this Grant Letter in their entirety, and have had an opportunity to obtain the advice of counsel prior to executing this Grant Letter and fully understand the provisions of the Grant Letter. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee in connection with any question arising under the Plan or this Grant Letter.
You are requested to regard the information contained in this Grant Letter and in the Plan as confidential information and not to disclose its content to anyone, except if and when required by law or for the purpose of gaining legal or tax advice.
If you have any questions or you feel that a certain point is not entirely clear to you, you are welcome to contact Mr. Adi Sapir or who will be glad to answer such questions and provide any further assistance.
pg 3 of 4

Headquarters
22 Hanagar Street
Industrial Zone B
Hod-Hasharon, 45420, Israel
Tel: 972 (9) 761 9200
Fax: 972 (9) 744 3626
info@allot.com
www.allot.com
I would like to take the opportunity to thank you for your efforts and your contribution to the development of our Company. I hope that the grant of these Options shall enhance the feeling of partnership between the Company and yourself and that you shall continue to contribute to the Company’s growth and success.
Sincerely,
Yigal Jacoby,
Chairman of the Board
Allot Communications Ltd.
I,                     , I.D number                     , hereby acknowledge having read the content of this letter and the Plan and agree to be bound by the provisions herein and therein.
Name + Signature
Date:
pg 4 of 4